Exhibit 10.2

SARCOS CORP.

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into as of June 12, 2023 (the “Effective Date”) by and between Sarcos Corp. (the “Company”), Sarcos Technology and Robotics Corporation, the Company’s parent corporation (“Parent”) and Denis Garagic (“Executive” and, together with the Company and Parent, the “Parties”).

RECITALS

WHEREAS, Parent and the Company wish to continue to retain the services of Executive following the Effective Date and Executive wishes to continue to be employed by the Company following the Effective Date on the terms and subject to the conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the foregoing recital and the respective undertakings of the Company, Parent and Executive set forth below, the Company, Parent and Executive agree as follows:

1.
Duties and Obligations.
(a)
Duties and Scope of Employment. As of the Effective Date, Executive will continue to serve as the Chief Technology Officer (and any other roles to which he has been or may be appointed) of the Company and Parent and report to the Company’s and Parent’s Chief Executive Officer (the “CEO”). Executive will render business and professional services in the performance of Executive’s duties, consistent with Executive’s position within the Company, as will reasonably be assigned to Executive by the CEO. The period of Executive’s employment under this Agreement is referred to in this Agreement as the “Employment Term.”
(b)
Obligations. During the Employment Term, Executive will perform Executive’s duties faithfully and to the best of Executive’s ability and will devote Executive’s full business efforts and time to Parent and the Company. Except as prohibited by applicable law, for the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation, or consulting activity for any direct or indirect remuneration without the prior approval of the Board, and Executive will not engage in any other activities that materially interfere with Executive’s obligations to the Company. Executive further agrees to comply with all Company policies, including, for the avoidance of any doubt, any insider trading policies and compensation clawback policies currently in existence or that may be adopted by the Company during the Employment Term.
2.
At-Will Employment. Subject to the terms hereof, Executive’s employment with the Company will be “at-will” employment and may be terminated by the Company at any time with or without cause or with or without notice. However, as described in this Agreement, Executive may be entitled to severance benefits depending upon the circumstances of Executive’s termination of employment.
3.
Compensation.
(a)
Base Salary. During the Employment Term, the Company will pay Executive an annual base salary of $337,050.15 as compensation for Executive’s services (the annual base salary as may be amended from time to time, the “Base Salary”). The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholding. Executive’s Base Salary will be subject to review and adjustments will be made by the Board or its authorized committee (the “Committee”) based upon the Company’s normal performance review practices.

(b)
Bonus. Executive will be eligible to receive a bonus targeted annually at 35% of Executive’s then-current Base Salary (the “Bonus”). Any Bonus may be based on achievement of the performance goals set by the Committee and the Committee’s assessment of achievement of those goals as well as the terms and conditions of the bonus plan to be approved by the Committee. Executive’s receipt of any achieved amount of the Bonus is subject to Executive’s continued employment with the Company through the applicable payment date, and such amount will not be earned if Executive’s employment with the Company terminates for any reason or no reason prior to the applicable payment date. The achieved amount of Executive’s Bonus for any year will be payable no later than March 15th of the year following the year in which such amount is earned.
(c)
Equity. During the Employment Term, Executive will be eligible to receive equity awards pursuant to any plans or arrangements Parent may have in effect from time to time. The Committee will determine in its discretion whether Executive will be granted any equity awards and the terms of any equity award in accordance with the terms of any applicable plan or arrangement that may be in effect from time to time.
4.
Employee Benefits. During the Employment Term, Executive will be entitled to participate in benefit plans and programs of the Company (including vacation and/or paid-time off), maintained by the Company for the benefit of its employees if any, on the same terms and conditions as other similarly-situated employees to the extent that Executive’s position, tenure, salary, age, health and other qualifications make Executive eligible to participate in such plans or programs, subject to the rules and regulations applicable thereto. The Company reserves the right to modify employee compensation and cancel or change the benefit plans and programs it offers to its employees at any time in its discretion.
5.
Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.
6.
Severance Benefits.
(a)
Termination Outside the Change in Control Period. If, outside the Change in Control Period, the Company or its Affiliates terminate Executive’s employment with the Company or its Affiliates, respectively, without Cause (excluding by reason of Executive’s death or Disability), or Executive resigns from such employment for Good Reason, then, subject to Section 7, Executive will receive the following severance benefits:
(i)
Salary Severance. Continuing payments of severance pay at a rate equal to Executive’s Base Salary, at the highest rate in effect during the Term, for six (6) months from the date of Executive’s termination of employment, which will be paid in accordance with the Company’s regular payroll procedures.
(ii)
Continued Employee Benefits. If Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) within the time period prescribed pursuant to COBRA for Executive and Executive’s eligible dependents, the Company will reimburse Executive for the premiums necessary to continue group health insurance benefits for Executive and Executive’s eligible dependents until the earlier of (A) a period of six (6) months from the date of Executive’s termination of employment, (B) the date upon which Executive and/or Executive’s eligible dependents becomes covered under similar plans or (C) the date upon which Executive ceases to be eligible for coverage under COBRA (such reimbursements, the “COBRA Premiums”). However, if the Company determines in its sole discretion that it cannot pay the COBRA Premiums without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable monthly payment payable on the last day of a given month (except as provided by the following sentence), in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s group health coverage in effect on the date of Executive’s termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Executive elects COBRA continuation coverage and will commence on the month following Executive’s termination of employment and will end on the earlier of (x) the date upon which Executive obtains other employment or (y) the date the Company has paid an amount equal to six (6) months of payments. For the avoidance of doubt, the taxable payments in lieu of COBRA Premiums may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings. Notwithstanding anything to the contrary under this Agreement, if at any time the Company determines in its sole discretion that it cannot provide the payments contemplated by the preceding sentence without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), Executive will not receive such payment or any further reimbursements for COBRA premiums.
(b)
Termination without Cause or Resignation for Good Reason within the Change in Control Period. If, within the Change in Control Period, the Company or its Affiliates terminate Executive’s employment with the Company or its Affiliates, respectively, without Cause (excluding by reason of Executive’s death or Disability), or Executive resigns from such employment for Good Reason, then, subject to Section 8, Executive will receive the following severance benefits from the Company:
(i)
Salary Severance. A lump sum severance payment equal to six (6) months of Executive’s Base Salary, at the highest rate in effect during the Employment Term, which will be paid in accordance with the Company’s regular payroll procedures.
(ii)
Bonus Severance. Executive will receive a lump-sum payment, payable in accordance with the Company’s regular payroll procedures, equal to one hundred percent (100%) of the higher of (A) Executive’s target Bonus as in effect for the fiscal year in which the Change in Control occurs or (B) Executive’s target Bonus as in effect for the fiscal year in which Executive’stermination of employment occurs; provided, in either case, the Company had not previously paid Executive a Bonus corresponding to such fiscal year. For avoidance of doubt, the amount paid to Executive pursuant to this Section 6(b)(ii) will not be prorated based on the actual amount of time Executive is employed by the Company during the fiscal year (or the relevant performance period if something different than a fiscal year) during which the termination occurs.
(iii)
Continued Employee Benefits. If Executive elects continuation coverage pursuant to COBRA within the time period prescribed pursuant to COBRA for Executive and Executive’s eligible dependents, the Company will reimburse Executive for the premiums necessary to continue group health insurance benefits for Executive and Executive’s eligible dependents until the earlier of (A) a period of six (6) months from the date of Executive’s termination of employment, (B) the date upon which Executive and/or Executive’s eligible dependents becomes covered under similar plans or (C) the date upon which Executive ceases to be eligible for coverage under COBRA (such reimbursements, the “COC COBRA Premiums”). However, if the Company determines in its sole discretion that it cannot pay the COC COBRA Premiums without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable monthly payment in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s group health coverage in effect on the date of Executive’s termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Executive elects COBRA continuation coverage and will commence on the month following Executive’s termination of employment and will end on the earlier of (x) the date upon which Executive obtains other employment or (y) the date the Company has paid an amount equal to six (6) months of payments. For the avoidance of doubt, the taxable payments in lieu of COC COBRA Premiums may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings. Notwithstanding anything to the contrary under this Agreement, if at any time the Company determines in its sole discretion that it cannot provide the payments contemplated by the preceding sentence without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), Executive will not receive such payment or any further reimbursements for COBRA premiums.

(iv)
Equity. Vesting acceleration of one hundred percent (100%) of Executive’s outstanding unvested Equity Awards on the date of Executive’s termination. If, however, an outstanding Equity Award is to vest and/or the amount of the Equity Award to vest is to be determined based on the achievement of performance criteria, then the Equity Award will vest as to one hundred percent (100%) of the amount of the Equity Award assuming the performance criteria had been achieved at target levels for the relevant performance period(s), unless otherwise provided in the applicable award agreement.
(c)
Voluntary Resignation; Termination for Cause. If Executive’s employment with the Company or its Affiliates terminates (i) voluntarily by Executive (other than for Good Reason) or (ii) for Cause by the Company, then Executive will not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing severance and benefits plans and practices or pursuant to other written agreements with the Company.
(d)
Disability; Death. If the Company terminates Executive’s employment as a result of Executive’s Disability, or Executive’s employment terminates due to Executive’s death, then Executive will not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing written severance and benefits plans and practices or pursuant to other written agreements between Executive or the Company or Parent, as applicable.

(e)
Accrued Compensation. For the avoidance of any doubt, in the event of a termination of Executive’s employment with the Company or its Affiliates, Executive will be entitled to receive all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to Executive under any Company-provided plans, policies, and arrangements.
(f)
Transfer between the Company and Affiliates. For purposes of this Section 6, if Executive’s employment with the Company or one of its Affiliates terminates, Executive will not be determined to have been terminated without Cause, provided Executive continues to remain employed by the Company or one of its Affiliates (e.g., upon transfer from on Affiliate to another); provided, however, that the parties understand and acknowledge that any such termination could potentially result in Executive’s ability to resign for Good Reason.
(g)
Exclusive Remedy. In the event of a termination of Executive’s employment with the Company or its Affiliates, the provisions of this Section 6 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, whether at law, tort or contract, in equity. Executive will be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in this Section 6.
(h)
Non-duplication of Payment or Benefits. For purposes of clarity, in the event of a termination of employment that qualifies Executive for severance payments and benefits under Section 6(a) of the Employment Agreement that occurs during the period within three (3) months prior to a Change in Control, any severance payments and benefits to be provided to Executive under Section 6(b) will be reduced by any amounts that already were provided to Executive under Section 6(a). Notwithstanding any provision of this Agreement to the contrary, if Executive is entitled to any cash severance, continued health coverage benefits, vesting acceleration of any Awards, or other severance or separation benefits similar to those provided under this Agreement, by operation of applicable law or under a plan, policy, contract, or arrangement sponsored by or to which the Company is a party other than this Agreement (“Other Benefits”), then the corresponding severance payments and benefits under this Agreement will be reduced by the amount of Other Benefits paid or provided to Executive.

7.
Conditions to Receipt of Severance; No Duty to Mitigate.
(a)
Separation Agreement and Release of Claims. The payment of any severance set forth in Section 6(a) and Section 6(b) above is contingent upon Executive signing and not revoking a separation and release of claims agreement with the Company (which may include an agreement not to disparage the Company, non-solicit provisions and/or other standard terms and conditions) in a form reasonably acceptable to the Company (the “Release”) upon or following Executive’s separation from service and such Release becoming effective no later than sixty (60) days following Executive’s separation from service (such deadline, the “Release Deadline”). If the Release does not become effective by the Release Deadline, Executive will forfeit any rights to severance under this Agreement. In no event will severance payments or benefits be paid or provided until the Release actually becomes effective. Any severance payments and benefits under this Agreement will be paid on, or, in the case of installments, will not commence until, the sixtieth (60th) day following Executive’s separation from service, or, if later, such time as required by Section 7(b)(ii). Except as required by Section 7(b)(ii), any payments and benefits that would have been made to Executive during the sixty (60)-day period immediately following Executive’s separation from service but for the preceding sentence will be paid to Executive on the sixtieth (60th) day following Executive’s separation from service and the remaining payments will be made as provided in this Agreement. In no event will Executive have discretion to determine the taxable year of payment of any severance payments or benefits.
(b)
Section 409A.
(i)
Notwithstanding anything to the contrary in this Agreement, no Deferred Payments, if any, payable to Executive pursuant to this Agreement will be payable until Executive has a “separation from service” within the meaning of Section 409A of the Code and the final regulations and official guidance thereunder (“Section 409A”). Similarly, no severance payable to Executive, if any, pursuant to this Agreement that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be payable until Executive has a “separation from service” within the meaning of Section 409A.
(ii)
Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s separation from service (other than due to death), then the Deferred Payments, if any, that are payable within the first six (6) months following Executive’s separation from service, will become payable on the date six (6) months and one (1) day following the date of Executive’s separation from service. All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following Executive’s separation from service, but prior to the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this Section 7(b)(ii) will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment, installment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
(iii)
Any severance payment that satisfies the requirements of the “short- term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Payments for purposes herein. Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A- 1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit (as defined below) will not constitute Deferred Payments for purposes herein. Any payments or benefits due under Section 6 of this Agreement will be paid as provided under this Agreement, but in no event later than the last day of the second taxable year of Executive following Executive’s taxable year in which Executive’s separation from service from the Company occurs.

(iv)
For purposes of this Agreement, “Section 409A Limit” means two (2) times the lesser of: (x) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during Executive’s taxable year preceding Executive’s taxable year of Executive’s termination of employment as determined under, and with such adjustments as are set forth in, Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto, or (y) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.
(v)
The foregoing provisions are intended to comply with or be exempt from the requirements of Section 409A so that none of the severance or other payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to so comply or be exempt. In no event will the Company have any liability or obligation to reimburse, indemnify, or hold harmless Executive for any taxes or costs that may be imposed on or incurred by Executive as a result of Section 409A. Executive and the Company agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.
(c)
Confidentiality Agreement. Executive’s receipt of any payments or benefits under Section 6 will be subject to Executive complying with: (i) the terms of the Confidentiality Agreement (as defined in Section 10), and (ii) the provisions of this Agreement. In the event Executive breaches the provisions of this Section 7(c), all continuing payments and benefits to which Executive may otherwise be entitled to pursuant to Section 6 will immediately cease.
(d)
No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any earnings that Executive may receive from any other source reduce any such payment.
8.
Limitation on Payments. In the event that the severance or change in control-related or other payments or benefits provided for in this Agreement or otherwise payable to Executive (collectively, the “Payments”) (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this Section 8, would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits will be either:
(a)
delivered in full, or
(b)
delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by Executive on an after-tax basis, of the greatest amount of Payments, notwithstanding that all or some portion of such Payments may be taxable under Section 4999 of the Code. If a reduction in Payments constituting “parachute payments” is necessary so that Payments are delivered to a lesser extent, reduction will occur in the following order: (i) cancellation of equity awards granted “contingent on a change in ownership or control” (within the meaning of Section 280G of the Code); (ii) a pro rata reduction of (A) cash payments that are subject to Section 409A as deferred compensation and (B) cash payments not subject to Section 409A; (iii) a pro rata reduction of (A) employee benefits that are subject to Section 409A as deferred compensation and (B) employee benefits not subject to Section 409A; and (iv) a pro rata cancellation of (A) accelerated vesting of equity awards that are subject to Section 409A as deferred compensation and (B) equity awards not subject to Section 409A. If acceleration of vesting of equity awards is to be cancelled, such acceleration of vesting will be cancelled in the reverse order of the date of grant of Executive’s equity awards. In no event will Executive have any discretion with respect to the ordering of payment reductions.

Unless the Company and Executive otherwise agree in writing, any determination required under this Section 8 will be made in writing by a nationally recognized firm of independent public accountants selected by the Company (the “Accountants”), whose determination will be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 8, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 8. The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 8.

9.
Definitions.
(a)
Affiliate. “Affiliate” means the Company and any other parent or subsidiary corporation of the Company, as such terms are defined in Section 424(e) and (1) of the Code.
(b)
Board. “Board” means Parent’s board of directors.
(c)
Cause. “Cause” means the occurrence of any of the following actions or events: (i) Executive’s willful material misconduct or material breach of any written agreement between Executive and the Company (including without limitation this Agreement or the Executive’s Confidentiality Agreement), (ii) Executive’s conviction of, or plea of guilty or no contest to, any felony, or of or to a crime involving moral turpitude, (iii) the performance of an illegal act by Executive while purporting to act on the Company's behalf, or engaging in activities directly in competition or antithetical to the best interests of the Company or any Affiliate, including but not limited to material personal dishonesty, in each case, which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any Affiliate, (iv) fraud or unauthorized use or disclosure of confidential information or trade secrets of the Company or any Affiliate or any other party to whom Executive owes an obligation of nondisclosure as a result of Executive’s relationship with the Company, (v) an intentional violation of any federal, state or local law or regulation applicable to the Company or any Affiliate or their business, or (vi) Executive’s continued failure to perform Executive’s duties or responsibilities to the Company or any Affiliate or deliberate violation of a Company policy, including but not limited to those relating to insider trading or sexual harassment in each case as determined by the Board, in its sole discretion. Notwithstanding the foregoing, Cause shall only exist after: (x) the Board delivers written notice to Executive of the Board’s determination that Cause exists; (y) such notice sets forth in reasonable detail such facts and circumstances, along with the Board’s determination, in its discretion, of whether such events are reasonably capable of being corrected; and (z) only if the Board has determined that such events are reasonably capable of being corrected, Executive has failed to fully correct any of the events listed above within 10 days following delivery to Executive of the Board’s written notice of its determination that Cause exists. For the avoidance of doubt, in the event the Board determines, in its discretion, that such events constituting Cause are not reasonably capable of being corrected, Cause shall be deemed to exist immediately upon the Board’s delivery of the written notice described in the foregoing clauses (x) and (y).
(d)
Change in Control. “Change in Control” has the meaning of “Change in Control” as defined in Parent’s 2021 Equity Incentive Plan.

(e)
Change in Control Period. “Change in Control Period” means the period beginning on the date three (3) months prior to, and ending on the date that is twelve (12) months following, a Change in Control.
(f)
Code. “Code” means the Internal Revenue Code of 1986, as amended.
(g)
Deferred Payments. “Deferred Payments” means any severance pay or benefits to be paid or provided to Executive (or Executive’s estate or beneficiaries) pursuant to this Agreement and any other severance payments or separation benefits to be paid or provided to Executive (or Executive’s estate or beneficiaries), that in each case, when considered together, are considered deferred compensation under Section 409A.
(h)
Disability. “Disability” means Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Company employees.
(i)
Good Reason. “Good Reason” means the occurrence of one or more of the following events without Executive’s express written consent: (i) a material reduction of Executive’s duties, authorities, or responsibilities relative to Executive’s duties, authorities, or responsibilities in effect immediately prior to the reduction; (ii) a material reduction in Executive’s annual base salary; provided, however, that, a reduction of annual base salary that also applies to substantially all other similarly situated employees of the Company will not constitute “Good Reason”; (iii) a material change in the geographic location of Executive’s primary work facility or location by more than 50 miles from Executive’s then-present location; provided, that a relocation to a location that is within 50 miles from Executive’s then-present primary residence will not be considered a material change in geographic location, or (iv) failure of a successor corporation to assume the obligations under Executive’s employment agreement with the Company. In order for the termination to be for Good Reason, Executive must not terminate Executive’s employment with the Company without first providing written notice to the Company of the acts or omissions constituting the grounds for “Good Reason” within 60 days of the initial existence of the grounds for “Good Reason” and a cure period of 30 days following the date of written notice (the “Cure Period”), the grounds must not have been cured during that time, and Executive must terminate Executive’s employment within 30 days following the Cure Period.
(j)
Protected Activity. “Protected Activity” includes filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”).
10.
Confidential Information. Executive agrees to comply with the Company's Employee Intellectual Property and Non-Compete Agreement previously executed by Executive (the “Confidentiality Agreement”) concurrently herewith, provided that nothing in this Agreement or the Confidentiality Agreement shall prevent Executive from engaging in Protected Activity. Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Executive’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
11.
No Conflicting Obligations. Executive confirms that Executive is not under any existing obligations that may impact Executive’s eligibility to be employed by the Company or limit the manner in which Executive may be employed. Executive agrees not to bring any third-party confidential information to the Company, including that of Executive’s former employer, and that Executive will not in any way utilize any such information in performing Executive’s duties for the Company.
12.
Successors.
(a)
The Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets will assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 14(a) or which becomes bound by the terms of this Agreement by operation of law.
(b)
Executive’s Successors. The terms of this Agreement and all rights of Executive hereunder will inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
13.
Notices.
(a)
General. Notices and all other communications contemplated by this Agreement will be in writing and will be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid or when delivered by a private courier service such as UPS, DHL or Federal Express that has tracking capability. In the case of Executive, mailed notices will be addressed to Executive at the home address which Executive’s most recently communicated to the Company in writing. In the case of the Company, mailed notices will be addressed to its corporate headquarters, and all notices will be directed to the Chief Executive Officer of the Company.
14.
Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.
15.
Integration. This Agreement, together with the Confidentiality Agreement represents the entire agreement and understanding between the Parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral, but this Agreement does not supersede Executive’s equity award agreements or indemnification agreement. This Agreement may be modified only by agreement of the Parties by a written instrument executed by the Parties that is designated as an amendment to this Agreement.
16.
Waiver of Breach. No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). The waiver of a breach of any term or provision of this Agreement will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.
17.
Arbitration.
(a)
General. IN CONSIDERATION OF EXECUTIVE’S EMPLOYMENT WITH THE COMPANY, THE COMPANY’S PROMISE TO ARBITRATE ALL EMPLOYMENT- RELATED DISPUTES WITH EXECUTIVE, AND EXECUTIVE’S RECEIPT OF THE COMPENSATION AND OTHER BENEFITS PAID OR PROVIDED TO EXECUTIVE BY THE COMPANY AT PRESENT AND IN THE FUTURE, EXECUTIVE AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES THAT EXECUTIVE MAY HAVE WITH THE COMPANY (INCLUDING ANY COMPANY EMPLOYEE, OFFICER, DIRECTOR, TRUSTEE, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM EXECUTIVE’S EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF EXECUTIVE’S EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF ANY AGREEMENT BETWEEN THE PARTIES, INCLUDING THIS AGREEMENT AND THE CONFIDENTIALITY AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT (9 U.S.C. SEC. 1 ET SEQ.) (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL PROVISIONS SHALL EXCLUSIVELY GOVERN AND APPLY WITH FULL FORCE AND EFFECT TO THIS ARBITRATION AGREEMENT, INCLUDING ITS ENFORCEMENT. ANY STATE COURT OF COMPETENT JURISDICTION SHALL STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. EXECUTIVE FURTHER AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE, OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE, OR REPRESENTATIVE LAWSUIT OR PROCEEDING. EXECUTIVE AGREES TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, STATE AND LOCAL WAGE PAYMENT LAWS, THE FAMILY AND MEDICAL LEAVE ACT, THE UTAH ANTIDISCRIMINATION ACT AND OTHER STATE AND LOCAL ANTI- DISCRIMINATION LAWS, FEDERAL ANTIDISCRIMINATION LAWS (INCLUDING TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AND THE OLDER WORKERS BENEFIT PROTECTION ACT), CLAIMS RELATING TO EMPLOYMENT STATUS, CLASSIFICATION AND RELATIONSHIP WITH THE COMPANY, AND CLAIMS OF DISCRIMINATION, HARASSMENT, RETALIATION, WRONGFUL TERMINATION AND BREACH OF CONTRACT, EXCEPT AS PROHIBITED BY LAW. EXECUTIVE ALSO AGREES TO ARBITRATE (EXCEPT AS PROHIBITED BY LAW) ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR ANY PORTION HEREOF. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT EXECUTIVE AGREES TO ARBITRATE, EXECUTIVE HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. EXECUTIVE FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH EXECUTIVE. EXECUTIVE UNDERSTANDS THAT NOTHING IN THIS AGREEMENT REQUIRES EXECUTIVE TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, SUCH AS THE SARBANES-OXLEY ACT. SIMILARLY, NOTHING IN THIS AGREEMENT PROHIBITS EXECUTIVE FROM ENGAGING IN PROTECTED ACTIVITY (AS DEFINED HEREIN).

(b)
Administration of Arbitration. EXECUTIVE AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/ AND FROM THE COMPANY. IF THE JAMS RULES CANNOT BE ENFORCED AS TO THE ARBITRATION, THEN THE PARTIES AGREE THAT THEY WILL UTILIZE THE JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES OR SUCH RULES AS THE ARBITRATOR MAY DEEM MOST APPROPRIATE FOR THE DISPUTE. EXECUTIVE AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS, APPLYING THE STANDARDS SET FORTH FOR SUCH MOTIONS UNDER APPLICABLE UTAH LAW, INCLUDING UTAH’S RULES OF CIVIL PROCEDURE. EXECUTIVE AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. EXECUTIVE ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. EXECUTIVE AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. EXECUTIVE UNDERSTANDS THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT EXECUTIVE SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT EXECUTIVE INITIATES, BUT ONLY SO MUCH OF THE FILING FEES AS EXECUTIVE WOULD HAVE INSTEAD PAID HAD EXECUTIVE FILED A COMPLAINT IN A COURT OF LAW THAT WOULD HAVE HAD JURISDICTION OVER SUCH COMPLAINT. EXECUTIVE AGREES THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE UTAH LAW TO ANY DISPUTE OR CLAIM. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH SUBSTANTIVE UTAH LAW, UTAH LAW SHALL TAKE PRECEDENCE. EXECUTIVE AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SALT LAKE COUNTY, UTAH.
(c)
Remedy. EXCEPT FOR THE PURSUIT OF ANY PROVISIONAL REMEDY PERMITTED UNDER THE FAA OR UTAH CODE SECTION 109 OF THE UTAH UNIFORM ARBITRATION ACT (THE “ACT”), OR AS OTHERWISE PROVIDED BY THIS AGREEMENT, EXECUTIVE AGREES THAT ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN EXECUTIVE AND THE COMPANY. EXECUTIVE ACKNOWLEDGES AND AGREES THAT POTENTIAL BREACHES OR THREATENED BREACHES OF THE CONFIDENTIALITY AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR, AND BOTH PARTIES CONSENT TO THE ISSUANCE OF AN INJUNCTION, WHETHER IN ARBITRATION OR IN CONNECTION WITH THE PROVISIONAL REMEDIES PERMITTED UNDER THE FAA OR THE ACT, WITHOUT THE POSTING OF A BOND. IN THE EVENT EITHER PARTY SEEKS SUCH INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.
(d)
Administrative Relief. EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT EXECUTIVE FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE UTAH LABOR COMMISSION, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE EXECUTIVE FROM PURSUING A COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

(e)
Voluntary Nature of Agreement. EXECUTIVE ACKNOWLEDGES AND AGREES THAT EXECUTIVE IS EXECUTING THIS AGREEMENT TO ARBITRATE VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT AND THAT EXECUTIVE HAS ASKED ANY QUESTIONS NEEDED FOR EXECUTIVE TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT TO ARBITRATE AND DOES FULLY UNDERSTAND IT, INCLUDING THAT EXECUTIVE IS WAIVING EXECUTIVE’S RIGHT TO A JURY TRIAL. EXECUTIVE AGREES THAT EXECUTIVE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF EXECUTIVE’S CHOICE BEFORE SIGNING THIS AGREEMENT.
18.
Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.
19.
Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.
20.
Governing Law; Venue. This Agreement will be governed by the laws of the State of UTAH (with the exception of its conflict of laws provisions).
21.
Acknowledgment. Executive acknowledges that Executive has had the opportunity to discuss this matter with and obtain advice from Executive’s private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement.
22.
Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement, in the case of the Company and Parent by their duly authorized officers, as of the day and year first above written.

COMPANY:

SARCOS CORP.

By:	/s/ Andrew Hamer

Name:	Andrew Hamer

Title:	Chief Financial Officer

PARENT:

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

By:	/s/ Andrew Hamer

Name:	Andrew Hamer

Title:	Chief Financial Officer

EXECUTIVE:

/s/ Denis Garagic	Date:	6/13/2023
Denis Garagic

[SIGNATURE PAGE TO DENIS GARAGIC EMPLOYMENT AGREEMENT]